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                                                                      EXHIBIT 11

                       Huntington Bancshares Incorporated
                        Computation of Earnings Per Share
                    For Periods Ended June 30, 1997, and 1996
              ( in thousands of dollars, except per share amounts )

                                                        Three Months Ended                     Six Months Ended
                                                             June 30                              June 30
                                                  -------------------------------       -------------------------------
                                                      1997               1996               1997               1996
                                                  ------------       ------------       ------------       ------------
Net Income                                        $     72,546       $     65,088       $    138,996       $    127,913

Effect of Convertible Debt                                  --                  7                 --                 13
                                                  ------------       ------------       ------------       ------------

Fully Diluted Net Income                          $     72,546       $     65,095       $    138,996       $    127,926
                                                  ============       ============       ============       ============


Average Common Shares Outstanding                  159,244,641        160,825,633        158,179,654        162,120,544

Dilutive Effect of Stock Options                     1,505,919          1,257,896          1,199,582          1,269,242
                                                  ------------       ------------       ------------       ------------

Average Common Shares and Common
     Share Equivalents -- Primary                  160,750,560        162,083,529        159,379,236        163,389,786

Additional Dilutive Effect of Stock Options             97,337                 --            403,674             11,725

Dilutive Effect of Convertible Debt                         --             57,409                 --             57,409
                                                  ------------       ------------       ------------       ------------


Fully Diluted Shares                               160,847,897        162,140,938        159,782,910        163,458,920
                                                  ============       ============       ============       ============


Net Income per Common Share Outstanding           $       0.46       $       0.40       $       0.88       $       0.79
Primary Earnings per Share                        $       0.45       $       0.40       $       0.87       $       0.78
Fully Diluted Earnings per Share                  $       0.45       $       0.40       $       0.87       $       0.78
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